                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our report dated  October 12,  2005,  relating to the financial  statements and financial  highlights  which appears in the August 31,
2005 Annual Report to Shareholders of the California Tax-Free Money Market Fund,
California  Limited-Term  Tax-Free Fund, California  Intermediate-Term  Tax-Free
Fund,  California  Long-Term Tax-Free Fund, and California  High-Yield Municipal
Fund, which are also incorporated by reference into the Registration  Statement.
We  also  consent  to  the  references  to  us  under  the  headings  "Financial
Highlights",  "Independent  Registered  Public  Accounting  Firm" and "Financial
Statements" in such Registration Statement.

/s/ Pricewaterhousecoopers LLP
-----------------------------------
Pricewaterhousecoopers LLP

Kansas City, Missouri
December 22, 2005